Exhibit 2.8

; - --- ' I I I I WY Secretary of State FILED: 08/01/2019 08:53 AM Original ID: 2011 - 000601911 Amendment ID: 2019 - 002596209 Profit Corporation Articles of Correction 1. Corporation nam e: ETRA Bitcoin Inc 2. Document to be corrected: Exhibit "A" of Articles of Merger of Therapy Cells, Inc and XTRA Bitcoin Inc 3. Filed with the Wyoming Secretary of State on: 6/25/2019 (Date - mmlddlyyyy) 4. Incorrect statement: F· 1 TCEL common stock. .2 XTRA common stock 5. Reason it is incorrect or manner i n which the execution was defective: Because TCEL is the surviving corporation, the Conversion of Shares formula was incorrectly applied to rrcEL common shares, resulting in a Reverse Split of TCEL common shares. The correct application of conversion formula is to conform valuation of non - survivinQ corp shares into TCEL common shares. 6. Correct statement: ee attached Amended Exhibit "A" 2.1 and 2.2 Signature: (May be executed by the Chairman t! 7. - . r e Board, President or another or its officers) Date: ! O7/16/2019 (mm/ddlyyyy) Print Name: (Paul Knudson Title: !President Contact Person: jPaul Knudson ' ---- ;=====================:::: Daytime Phone Number: f 08 - 630 - 6678 Email: aul@xtrabitcoin.com (Email provided will receive annual report reminders and filing evidence) *May list multiple email addresses Checklist , l:zJ Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State. Please submit one originally signed document. a: Jl .. /o c9/ '7<e,' - ' Typical processing time is 3 - 5 business days following the date of receipt in our office. [2J Please review form prior to submitting to the Secretary of State to ensure all areas have been co pYet _to avoid a />. - ... ).;, delay in the processing of your documents. · P - ArticlesCorrection - Revised October 2015

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AMENDMENT OF EXHIBIT " A 11 2.1 and 2.2 OF AGREEMENT AND PLAN OF MERGER OF ARTICLES OF MERGER OF THERAPY CELLS, INC. (a Wyoming Corporation) AND XTRA BITCOIN INC (a Wyoming Corporation) Filed: 06/25/2019, Original ID:2018 - 000802448, Amendment ID:2019 - 02576350 Exhibit "A" 2.1 TCEL common stock is hereby amended in its entirety FROM: "Upon the Effective Date, to facilitate a merger of equals, The Board of Directors of the Surviving Corporation, Therapy Cells Inc (TCEL) shall affect a Reverse Split of 40 into 1 common share thereby reducing the Issued and Outstanding common shares from 1,948,318,345 to 48,707,959 more or less to achieve valuation parity of $0.01 per share. Historical past market analysis reveals that TCEL stock price has maintained a range of .0002 to .0003 for an average market price of .00025. To match TCEL's share valuation with XTRA Bitcoin Inc's $0.01 per share valuation, TCEL shall conduct a Reverse Split at 40 to 1 to bring TCEL avg market price to $0.01 (40 x .00025 - $0.01). No fractional shares will be issued and each fractional share portion shall be rounded up to a whole share" TO : "Upon the Effective Date, to facilitate a merger of equals, The Board of Directors of the Surviving Corporation, Therapy Cells Inc (TCEL) shall issue 40 common shares for each 1 share of non - surviving Corporation (old XTRA) to achieve valuation parity of $0.00025. Historical past market analysis reveals that TCEL stock price has maintained a range of .0002 to .0003 for an average market price of .00025. To match non - surviving Corporation (old XTRA) XTRA Bitcoin Inc's $0.01 to TCEL's share valuation, TCEL shall issue common shares at 40 to 1 to equalize the value of all Issued and Outstanding common shares at $0.00025. TCEL will issue

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unrestricted common shares to minority old - XTRA shareholders and restricted Preferred A share equivalents for management - controlled shares. No fractional share.swill be issued and each fractional share portion shall be rounded up to a whole.share.. There shall be no Reverse Split of TCEL common stock" And, Exhibit "A" 2.2 XTRA common stock is hereby amended in its entirety FROM: "After the Reverse Split of the Surviving Corporation's Issued and Outstanding common shares, the Surviving Corporation will issue a total of 14,236,055 common shares to the XTRA equity holders based on a valuation of $0.01 per share. Of these, 2,503,914 freely trading shares shall be issued to the minority XTRA equity holders, and 6,901,253 restricted shares shall be issued to various XTRA equity holders controlled by Surviving Entity director/president Paul Knudson, and 4,830,888 restricted shares shall be issued to XTRA equity holder and Surviving Entity officer Mary A Veatch" TO: "XTRA Bitcoin Inc (TCEL} as the Surviving Corporation will issue a total of 100,156,560 (2,503,914 x 40} freely trading common shares (valued at $0.00025 at time of merger} to the minority old XTRA equity shareholders, and 276,050 (6,901,253 times 40/1000) shares of restricted Series E Preferred stock to various old XTRA equity holders controlled by Surviving Entity director/president Paul Knudson, and 193,236 (4,830,888 times 40/1000) shares of restricted Series E Preferred stock to old XTRA equity holder controlled by Surviving Entity officer Mary A Veatch. Upon the exchange of certificates, the Issued and Outstanding common shares of XTRA Bitcoin Inc (TCEL} shall increase by 100,156,560 from 1,948,318,345 to 2,048,474,905, and the Issued and Outstanding Series E Preferred stock shall increase by 469,286 from 830,047 to 1,299,333." IN WITNESS WHEREOF, the undersigned has signed his name and affirmed that this instrument is in the act and deed of the corporation and that the statements herein are true, under penalties of perjury, this July 12, 2019. XTRA Bitcoin Inc (TCEL) fka Therapy Cells, Inc. - av( :.&< (old) XTRA Bitcoin Inc c::: -- , Paul Knudson - President and Director Paul Knudson, President and Director

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